HemaCare Reports Profitable Third Quarter

Sales Growth and Lower Costs Drive Operating Results

LOS ANGELES, CA -- 11/10/2008 -- HemaCare Corporation (OTCBB: HEMA) announced today third quarter 2008 results. Sales from continuing operations for the quarter were $9.5 million, 12 percent greater than comparable operations in the same period of 2007. Blood Products revenue increased 19 percent to $7.6 million, while Blood Services revenue declined 8 percent to $1.9 million.

Income from operations was $59,000 for the quarter compared to a loss of $404,000 for the same quarter of 2007. Net income was $285,000, which included $396,000, principally one-time other income from legal settlements, and a $170,000 loss from discontinued operations. For the same quarter of 2007, the Company reported a loss of $5,596,000, which included a $4,569,000 loss from discontinued operations. General and administrative expenses declined 9 percent, or $148,000, from third quarter 2007 levels.

For the first nine months of 2008, the Company generated $27.7 million in revenue from continuing operations, representing a $2.4 million, or 10 percent, increase from comparable operations in the same period of 2007. The Company's income from operations generated $422,000 in the first nine months, compared to a $1,337,000 loss for the same period of 2007, representing a nearly $1.8 million improvement year over year. Net income for the first nine months of 2008 was $800,000, including $92,000 income from discontinued operations, whereas for the same period of 2007, the Company generated a net loss of $6.4 million, including $4.4 million loss from discontinued operations.

Commenting on the results, John Doumitt, the Company's Chief Executive Officer, stated, "HemaCare is making good progress with profitable operations for the past four quarters. We continue to manage costs and maintain profitability while still investing in actions that will either grow sales or improve efficiency. We have successfully come through the summer months, which are a seasonal challenge for the entire blood industry and look forward to continued progress in building shareholder value."

About HemaCare Corporation

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry. HemaCare is licensed by the FDA and accredited by the AABB. The Company focuses on the customized delivery of human blood-related products and services.

This press release contains "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words "anticipates," "expects," "intends," "plans" and similar expressions. These forward-looking statements include, but are not limited to, statements regarding the progress in returning HemaCare to growth and profitability and the management team's continued identification of initiatives that will benefit future results. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the following: the Company reported losses for all of 2007 and may not return to profitability; costs increasing more rapidly than market prices could reduce profitability, changes in demand for blood products could affect profitability, declining blood donations could affect profitability, competition may cause a loss of customer and an inability to pass on increases in costs thereby impacting profitability, operations depend on services of qualified professionals and competition for their services is strong, industry regulations and standards could increase operating costs or result in closure of operations, the discontinuation of the operation of the Company's Florida-based research subsidiary may hinder the Company's ability to generate profits, the decrease in reimbursement rates may affect profitability, not-for-profit status gives advantages to competitors, the potential inability of the Company to meet future capital needs could impact ability to operate; reliance on relatively few vendors for significant supplies and services could affect the Company's ability to operate; limited access to insurance could affect ability to defend against possible claims; future technology for blood collection and blood replacement; potential adverse effect from changes in the healthcare industry, including consolidations, could affect access to customers; the ability to attract, retain and motivate management and other skilled employees; product safety and product liability could provide exposure to claims and litigation; targeted partner blood drives involve higher collection costs; environmental risks could cause the Company to incur substantial costs to maintain compliance; the threat of business interruption due to terrorism and the security measures taken in response to terrorism could adversely impact profitability; business interruption due to earthquakes could adversely impact profitability; the evaluation and consideration of strategic alternatives, and other significant projects, may distract management from reacting appropriately to business challenges and lead to reduced profitability; the Articles of Incorporation and Rights Plan could delay or prevent an acquisition or sale of the Company; quarterly revenue and operating results may fluctuate in future periods, and the Company may fail to meet investor expectations; the Company's stock is traded on the OTC Bulletin Board and therefore is subject to greater market risk than those of exchange-traded stocks since they are less liquid; the Company's stock price could be volatile; future sales of equity securities could dilute the Company's common stock; the lack of dividend payments could impact the price of the Company's common stock; the evaluation of internal control and remediation of potential problems will be costly and time consuming and could expose weaknesses in financial reporting; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

(Financial Table Follows)

                           HemaCare Corporation
                        Condensed Consolidated Data
                               (Unaudited)

                    Three Months Ended            Nine Months Ended
                       September 30,               September 30,
                     2008          2007          2008          2007
                 ------------  ------------  -------------  -----------
Statements of
 Income
 (Operations):

Revenues         $  9,474,000  $  8,433,000  $  27,642,000 $ 25,205,000

Gross Profit     $  1,511,000  $  1,196,000  $   4,797,000 $  3,473,000
                 ------------  ------------  -------------  -----------

General and
 administrative
 expenses        $  1,452,000  $  1,600,000  $   4,375,000 $  4,810,000(1)

Other income     $    396,000  $          -  $     331,000 $          -
                 ------------  ------------  -------------  -----------

Income (loss)
 before income
 taxes and
 discontinued
 operations      $    455,000  $   (404,000) $     753,000 $ (1,337,000)

Provision for
 income taxes    $          -  $    623,000  $      45,000 $    623,000
                 ------------  ------------  -------------  -----------

Net income (loss)
 from continuing
 operations      $    455,000  $ (1,027,000) $     708,000 $ (1,960,000)
                 ------------  ------------  -------------  -----------

(Loss) income
 from
 discontinued
 operations, net
 of tax impact   $   (170,000) $ (4,569,000) $      92,000 $ (4,396,000)
                 ------------  ------------  -------------  -----------

Net income
 (loss)          $    285,000  $ (5,596,000) $     800,000 $ (6,356,000)
                 ============  ============  =============  ===========

Basic earnings
 (loss) per
  share          $       0.03  $      (0.64) $        0.08 $      (0.74)
                 ============  ============  =============  ===========

Diluted earnings
 (loss) per
  share          $       0.03  $      (0.64) $        0.08 $      (0.74)
                 ============  ============  =============  ===========

Weighted average
 shares
 outstanding
 - basic            9,696,000     8,794,000      9,415,000    8,588,000
                 ============  ============  =============  ===========

Weighted average
 Shares
 outstanding
 - diluted          9,942,000     8,794,000      9,588,000    8,588,000
                 ============  ============  =============  ===========

(1) Includes $326,000 in non-recurring severance expenses to the
 Company's former Chief Executive Officer.

                                                 September 30, December 31,
                                                    2008          2007
                                                 ------------  ------------
Balance Sheets:

Assets
Cash and cash equivalents                        $     59,000  $    420,000
Other current assets                                8,609,000     7,135,000
Non-current assets                                  4,628,000     4,939,000
                                                 ------------  ------------
Total assets                                     $ 13,296,000  $ 12,494,000
                                                 ============  ============

Liabilities and Shareholders' Equity
Current liabilities                              $  8,308,000  $  8,791,000
Long-term liabilities                                 668,000       631,000
Shareholders' equity                                4,320,000     3,072,000
                                                 ------------  ------------
Total liabilities and shareholders' equity       $ 13,296,000  $ 12,494,000
                                                 ============  ============

Contact:
HemaCare Corporation
Robert S. Chilton
Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com